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                                                                  Exhibit 99.1



FOR IMMEDIATE RELEASE

Contact: Kevin F. McLaughlin, Senior Vice President and Chief Financial Officer of PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4274 or kevin.mclaughlin@praecis.com.


                      PRAECIS PHARMACEUTICALS INCORPORATED
             PRESENTS RESULTS FROM CLINICAL TRIAL OF PLENAXIS(TM) IN
                 ADVANCED, SYMPTOMATIC PROSTATE CANCER PATIENTS


WALTHAM, MA -- FEBRUARY 6, 2003 -- PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ:
PRCS) today announced the presentation of new, more detailed results from its open label clinical trial of Plenaxis(TM) (abarelix for injectable suspension) in the treatment of advanced, symptomatic prostate cancer. Marc B. Garnick, M.D., the Company's Chief Medical Officer, presented the data today at the 7th International Symposium on GnRH Analogues in Cancer and Human Reproduction, being held in Amsterdam, The Netherlands. Early results from this trial, which was completed in September of 2000, were previously presented at the 2001 Annual Meeting of the American Society of Clinical Oncology.

In this trial, Plenaxis(TM) was administered to 72 patients with advanced, symptomatic prostate cancer, defined as the presence of one or more of the following: bone pain from prostate cancer skeletal metastases, ureteral obstruction, impending spinal cord compression, or bladder neck outlet obstruction. Following enrollment and initial evaluation, it was determined that over half of the patients suffered from more than one of these advanced symptoms.

Prostate cancer grows under the influence of the male hormone, testosterone. The goal of treatment is to reduce testosterone rapidly. Today, many advanced, symptomatic prostate cancer patients are destined for bilateral orchiectomy (surgical castration) due to the perceived risks associated with currently available hormonal therapies, known as LHRH agonists. These therapies induce an initial testosterone surge and may result in worsening symptoms. In several pivotal Phase 3 clinical trials, Plenaxis(TM), a GnRH antagonist, has been shown to rapidly reduce testosterone levels while completely avoiding the initial testosterone surge characteristic of LHRH agonists.


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Patients in this trial received a 100 mg dose of Plenaxis(TM) every 4 weeks
(with an additional dose administered on day 15) for 24 weeks. The primary endpoint was the avoidance of surgical castration at 4 and 12 weeks. This endpoint was met by 100% of the patients. In addition, no patient required surgical castration during the follow-up phase of the study, which had a median duration of 40 weeks.

The trial also had several secondary endpoints, which included the clinical assessment of improvement in bone pain from prostate cancer skeletal metastases requiring narcotic analgesic use. Within the first day of treatment with Plenaxis(TM), the median pain score measured in patients with bone pain was reduced from 6.8 to 5.3 (on a scale of 0 (no pain) to 10 (worst pain imaginable)), and by week 1, the median pain score was reduced to 4.4. At week 24, the median pain score was less than 1. In addition, at week 24, 64% of the patients suffering from bone pain had a reduction in the frequency, dose and/or potency of narcotic analgesic use, while the remainder reported no change or an increased need.

A clinical assessment was also made of improvement of urinary symptoms in patients at risk for developing urinary retention. This assessment was based upon several measures, including the patient's International Prostate Symptom Score (IPSS) and Post Void Residual (PVR) urine volume. During the first month of treatment, the majority of at-risk patients showed decreased IPSS scores and PVR urine volume, indicating improvements in the symptoms of urinary obstruction.

Patients with metastatic prostate cancer were also evaluated for anti-cancer disease response. Disease response in these patients was determined by radiographic and serological parameters, and was measured in accordance with modified National Prostate Cancer Project (NPCP) standards. The results of this evaluation showed that a significant portion (at least 75% at 12 and 24 weeks) of these patients achieved an "overall objective response" (classified as either "complete response," "partial response" or "stable disease").

On the whole, 90% of the patients studied experienced improvement of one or more of the symptoms associated with their advanced prostate cancer.


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Due to the advanced stage of disease in the patients enrolled, 10 patients developed progressive disease and 6 patients died during the study. From a safety perspective, patients in this trial generally tolerated treatment with Plenaxis(TM) well. For the most part, adverse events were related to co-morbid disorders in the elderly, underlying malignancy or the expected effects of medical castration. However, 3 patients withdrew from the study due to allergic reactions. Two of these reactions were mild, and 1 was an "immediate-onset systemic" allergic reaction of the type previously reported by the Company in connection with its clinical trials of Plenaxis(TM).

Commenting on the results of this study, Dr. Garnick stated, "The data presented indicate that Plenaxis(TM) may become an important treatment alternative for these advanced, symptomatic patients, who currently have limited options available other than surgical castration."

The Company has submitted a manuscript reporting the data from this trial to a medical journal and anticipates publication of this manuscript following completion of the review process.

The Company expects to resubmit its New Drug Application (NDA) for Plenaxis(TM) to the United States Food and Drug Administration (FDA) by February 28, 2003. The Company is seeking approval to market Plenaxis(TM) in the United States for use in a defined sub-population of advanced, symptomatic prostate cancer patients for whom the use of existing hormonal therapies may not be appropriate. The clinical trial results presented today support this indication. However, as previously announced, the specific sub-population of patients for whom the use of Plenaxis(TM) may be approved will be determined through discussions with the FDA.

With respect to its European regulatory submission for Plenaxis(TM), as previously announced, the Company expects to submit its registration dossier in Europe during the second quarter of 2003. The Company intends to seek approval to market Plenaxis(TM) in Europe for a broad population of hormonally responsive advanced prostate cancer patients.


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PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP(TM) combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS employed LEAP(TM) in the development of Plenaxis(TM), its candidate for the treatment of hormonally responsive advanced prostate cancer and endometriosis. PRAECIS also has a clinical program in Alzheimer's disease, and has five programs in the research or preclinical development stage.


THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CLINICAL STUDIES OF, AND THE RE-FILING OF AND CONTINUED REGULATORY REVIEW BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION
(FDA) OF A NEW DRUG APPLICATION FOR, PLENAXIS(TM) FOR THE TREATMENT OF HORMONALLY RESPONSIVE ADVANCED PROSTATE CANCER. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE TIMING AND CONTENT OF DECISIONS MADE BY THE FDA, UNEXPECTED RESULTS IN ONGOING AND FUTURE CLINICAL OR PRECLINICAL TRIALS AND RELATED ANALYSES, THE NEED FOR ADDITIONAL RESEARCH AND TESTING, INCLUDING AS A RESULT OF UNANTICIPATED DETERMINATIONS BY THE FDA, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002.